Newport Japan Opportunities Fund
                             Newport Tiger Cub Fund
                           Newport Greater China Fund
                              One Financial Center
                           Boston Massachusetts 02111

                                                                November 4, 1998


IMPORTANT INFORMATION
REGARDING YOUR FUND


Dear Shareholder:

We are writing to inform you that the Special Meetings of Shareholders for Newport Japan Opportunities Fund, Newport Tiger Cub Fund and Newport Greater China Fund were held on October 30, 1998. Because these funds did not receive a sufficient number of votes to approve or disapprove certain items at the meetings, the meetings have been adjourned to Friday, November 13, 1998. We can not stress enough the importance of voting your proxy regarding the shareholder proposals. It is very important that we hear from you regarding these proposals. In order to have your shares represented at the meetings, we must receive your vote by Friday, November 13, 1998.

Please take a few moments of your time and vote your shares by calling Shareholder Communications at 1-800-733-8481 Ext. 400. Representatives will be available to take your vote between the hours of 9:00 a.m. and 11:00 p.m. eastern time. You may also vote your shares on line by visiting www.libertyfunds.com and click on "Proxy Voting". When ready to vote your shares click the BLUE "Vote My Proxy" button.

If you have any questions regarding the meeting agenda please call Shareholder Communications at the above mentioned number. You may also find additional proxy information at www.libertyfunds.com.

We appreciate your time and effort regarding these matters and value your business.



                          Colonial Small Cap Value Fund
                              One Financial Center
                           Boston Massachusetts 02111

                                                                November 4, 1998



IMPORTANT INFORMATION
REGARDING YOUR FUND


Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders for Small Cap Value Fund was held on October 30, 1998. Because the fund did not receive a sufficient number of votes to approve or disapprove certain of the items at the meeting, the meeting has been adjourned to Friday, November 13, 1998. We can not stress enough the importance of voting your proxy regarding the shareholder proposals. It is very important that we hear from you regarding these proposals. In order to have your shares represented at the meeting, we must receive your vote by Friday, November 13, 1998.

Please take a few moments of your time and vote your shares by calling Shareholder Communications at 1-800-733-8481 Ext. 400. Representatives will be available to take your vote between the hours of 9:00 a.m. and 11:00 p.m. eastern time. You may also vote your shares on line by visiting www.libertyfunds.com and click on "Proxy Voting". When ready to vote your shares click the blue "Vote My Proxy" button.

If you have any questions regarding the meeting agenda please call Shareholder Communications at the above mentioned number. You may also find additional proxy information at www.libertyfunds.com.

We appreciate your time and effort regarding these matters and value your business.